UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 4, 2017
Date of Report (Date of earliest event reported)

AMERCO
(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 Kietzke Lane, Ste. 100 Reno, Nevada 89511
(Address of Principal Executive Offices)

(775) 688-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of AMERCO, a Nevada corporation (the “Company”), unanimously elected Richard J. Herrera, age 63 to serve as a member of the Board, effective October 4, 2017, to fill the vacancy as a result of the passing of Board member Charles J. Bayer. Mr. Herrera will serve as a member of the Board until the 2018 Annual Meeting of Stockholders.

Mr. Herrera will be compensated in accordance with the Company’s standard compensation policies and practices for the Board. Mr. Herrera is not presently slated to serve on any committees of the Board. There are no arrangements or understandings between Mr. Herrera and any other persons pursuant to which he was selected as Director.

Mr. Herrera currently serves as a member of the Board of Directors of Amerco Real Estate Company. Mr. Herrera was employed as Marketing Vice President/Retail Sales Manager for U-Haul from 1988 to 2001, and served on the Company’s Board from 1993 to 2001 and the U-Haul International, Inc. Board from 1990 to 2001. Mr. Herrera also served on the AMERCO Advisory Board from 2007 to 2014. Mr. Herrera has a long history in the retail industry, including as Executive Vice President of Eastern Seaboard Packaging and Executive Vice President of ABUS Lock USA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2017

AMERCO

/s/ Jason A. Berg

Jason A. Berg

Chief Financial Officer